UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300

Houston, Texas 77034

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

Scott Thanisch will no longer serve as the Executive Vice President, Chief Financial Officer and Treasurer of Orion Group Holdings, Inc. (the “Company”) effective June 23, 2025.  Mr. Thanisch has agreed to continue to perform services for the Company through July 1, 2025, including overseeing the transition of his roles and responsibilities to Alison Vasquez.

Appointment of Certain Officers

The Company has appointed Ms. Vasquez, age 50, to succeed Mr. Thanisch as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective June 23, 2025. Most recently, Ms. Vasquez served as Senior Vice President and Chief Accounting Officer at KBR, Inc. from May 2024 until June 2025.  Prior to that, she served as Vice President of Finance, Sustainable Techology at KBR from December 2022 to May 2024, as Vice President, FP&A and Investor Relations at KBR from July 2018 to December 2022, and as Vice President, Internal Audit at KBR from August 2016 to July 2018.  Prior to working at KBR, Ms. Vasquez served in different finance roles at Energy Transfer LP and Noble Corporation plc.  Ms. Vasquez started her career as a manager at Arthur Anderson, LLP before joining PricewaterhouseCoopers LLP as a Senior Manager.

She is a Certified Public Accountant in the State of Texas and holds a B.B.A. (Accounting) degree and M.P.A. (Professional Accounting) degree from the University of Texas at Austin.

On May 24, 2025, the Company and Ms. Vasquez executed an Offer Letter pursuant to which Ms. Vasquez was offered and accepted the role of Executive Vice President, Chief Financial Officer and Treasurer of the Company (the “Offer Letter”).  The Offer Letter contemplates a start date of June 23, 2025 and includes a summary of the terms and conditions of her employment, including a grant of $250,000 of restricted shares that are scheduled to vest ratably on the first, second and third anniversary of the grant date.

Ms. Vasquez does not have any family relationships with any of the Company’s directors or executive officers. Ms. Vasquez does not have any arrangement or understanding with any person pursuant to which she was named or selected to be an officer of the Company. Ms. Vasquez is not a party to any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of the Offer Letter set forth above is qualified in its entirety by the Offer Letter, which is attached hereto as Exhibit 10.1

Item 7.01Regulation FD Disclosure.

On June 10, 2025, the Company issued a press release announcing the departure of Mr. Thanisch and the appointment of Ms. Vasquez as Executive Vice President, Chief Financial Officer and Treasurer of the Company. The text of the press release is set forth in Exhibit 99.1 attached to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter for Alison Vasquez Dated May 24, 2025.
99.1	Orion Group Holdings, Inc. Press Release Dated June 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter for Alison Vasquez Dated May 24, 2025.
99.1	Orion Group Holdings, Inc. Press Release Dated June 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION GROUP HOLDINGS, INC.

` By: /s/ Travis J. Boone

Travis J. Boone

President & CEO

Date: June 10, 2025